EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in Hospitality Properties Trust's Registration Statement No. 333-17983 of our reports dated January 10, 1997 for Hospitality Properties Trust and February 28, 1997 for HMH HPT Courtyard, Inc. and HMH HPT Residence Inn, Inc. included in Hospitality Properties Trusts's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                     Arthur Andersen LLP

Washington, D.C.
November 21, 1997